UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Prudential Investment Portfolios 18
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PGIM JENNISON 20/20 FOCUS FUND

a series of The Prudential Investment Portfolios 18

655 Broad Street

Newark, NJ 07102

August 30, 2021

Dear Shareholder:

The PGIM Jennison 20/20 Focus Fund (the "20/20 Focus Fund") Special Meeting of Shareholders (the "Meeting") has been adjourned. The new Meeting date is Tuesday, September 14, 2021 at 1:00 p.m. Eastern time in order to gather further shareholder participation.

PGIM Investments LLC, the 20/20 Focus Fund's investment adviser, recommended, and the 20/20 Focus Fund's Board of Trustees unanimously approved, a proposal to merge the Fund with and into the PGIM Jennison Focused Growth Fund (the "Focused Growth Fund"), a series of Prudential Investment Portfolios 3.

WHAT ARE THE POTENTIAL BENEFITS OF THE PROPOSED MERGER TO SHAREHOLDERS OF THE 20/20 FOCUS FUND? The merger will offer 20/20 Focus Fund shareholders certain potential benefits, including:

BETTER PERFORMANCE. The Focused Growth Fund's investment performance has been stronger than that of the 20/20 Focus Fund as of the year to date, and one-, three-, five-, and ten-year periods ended September 30, 2020 for the same periods.

REDUCED EXPENSES. The merger is expected to result in reduced gross and net expenses for the 20/20 Focus Fund shareholders.

ECONOMIES OF SCALE. Shareholders of each Fund could benefit from long-term economies of scale that may result from the merger.

SIMILAR INVESTMENT STRATEGIES. Both Funds are equity funds with identical investment objectives and similar investment strategies and investment restrictions.

WHAT DO WE NEED FROM YOU?

We are very close to meeting the required vote to approve the proposal and need your help to get there. The proposed fund merger offers many potential benefits to 20/20 Focus Fund shareholders, but the merger cannot be implemented without obtaining the required authorization from 20/20 Focus Fund shareholders. Please also note that the 20/20 Focus Fund's shareholder base is made up of thousands of investors just like yourself, which makes your vote even more important no matter how many shares you own. Accordingly, your vote is critical to the approval of this proposal.

AT THIS POINT, WE HAVE NOT RECEIVED YOUR VOTE AND WOULD GREATLY APPRECIATE YOU ACTING ON THIS MATTER TODAY. Please take a moment to review the proposal on the enclosed proxy card and in the Prospectus/Proxy Statement and vote using one of the convenient methods described below. For further information about the proposed reorganization, how to vote or to request a copy of the Prospectus/Proxy Statement, you can reach AST Fund Solutions* at (800) 283-9185.

VOICE YOUR SAY ON THIS MATTER NOW.

1.BY PHONE. You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and following the prerecorded information, or (800)-283-9185 to cast your vote with a live proxy specialist, quickly and easily.

2.INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage- prepaid return envelope provided.

We greatly appreciate your consideration and encourage you to vote today!

*AST Fund Solutions is NOT mentioned in the Prospectus/Proxy Statement but has since been engaged to telephonically solicit un-voted shareholders on behalf of PGIM Investments.